Exhibit 99.H

JOINT FIDELITY BOND

ALLOCATION AGREEMENT

Amended and Restated

May 1, 2006

WHEREAS, Wells Fargo Funds Trust (“Funds Trust”) is an open-end management investment company registered as such under the 1940 Act, consisting of investment portfolios as detailed in Appendix A; and

WHEREAS, Wells Fargo Master Trust (“Master Trust”) is an open-end management investment company registered as such under the 1940 Act, consisting of investment portfolios as detailed in Appendix A; and

WHEREAS, Wells Fargo Variable Trust (“Variable Trust”) is an open-end management investment company registered as such under the 1940 Act, consisting of investment portfolios as detailed in Appendix A; and

WHEREAS, Funds Trust, Master Trust and Variable Trust are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

WHEREAS, Rule 17g-1(b) provides that the fidelity bond may be in the form of a joint insured bond covering Funds Trust, Master Trust and Variable Trust; and

WHEREAS, the Trustees of Funds Trust, Master Trust and Variable Trust, including a majority of such Trustees who are not “interested persons” (as that term is defined in the 1940 Act) have made the required determinations required by that Rule, including those provisions specifically applicable to a joint insured bond;

NOW, THEREFORE, Funds Trust, Master Trust and Variable Trust hereby agree as follows:

1. Each of Funds Trust, Master Trust and Variable Trust will pay a portion of the premiums for the joint insured fidelity bond which is allocated pro rata according to the percentage each of their net assets bear to the aggregate net assets of all the insured parties.

2. In the event recovery is received under the joint insured bond as a result of a loss sustained by two or more of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

WELLS FARGO FUNDS TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO MASTER TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO VARIABLE TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

Appendix A

JOINT FIDELITY BOND

ALLOCATION AGREEMENT

Wells Fargo Funds Trust

Aggressive Allocation Fund

Asia Pacific Fund

Asset Allocation Fund

Balanced Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Tax-Free Money Market Fund

California Tax-Free Money Market Trust

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund

Corporate Bond Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

Discovery Fund

Diversified Bond Fund

Diversified Equity Fund

Diversified Small Cap Fund

Dividend Income Fund

Dow Jones Target Today Fund

Dow Jones Target 2010 Fund

Dow Jones Target 2020 Fund

Dow Jones Target 2030 Fund

Dow Jones Target 2040 Fund

Dow Jones Target 2050 Fund1

Emerging Growth Fund2

Emerging Markets Focus Fund

Endeavor Large Cap Fund

Endeavor Select Fund

Enterprise Fund

Equity Income Fund

Equity Index Fund

Equity Value Fund

Government Money Market Fund

[1]	On November 8, 2006 the Board of Trustees approved the establishment of the Dow Jones Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
[2]	On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Fund, which is expected to commence operations on or about January 31, 2007.

Government Securities Fund

Growth Balanced Fund

Growth Equity Fund

Growth Fund

Growth and Income Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

Income Plus Fund

Index Fund

Inflation-Protected Bond Fund

Intermediate Government Income Fund

Intermediate Tax-Free Fund

International Master Fund

International Equity Fund

International Value Fund

Large Cap Appreciation Fund

Large Cap Growth Fund

Large Company Master Fund

Large Company Growth Fund

Life Stage - Aggressive Portfolio

Life Stage - Conservative Portfolio

Life Stage - Moderate Portfolio

Liquidity Reserve Money Market Fund

Mid Cap Disciplined Fund

Mid Cap Growth Fund

Minnesota Money Market Fund

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Money Market Trust

Municipal Bond Fund

Municipal Money Market Fund

National Limited-Term Tax-Free Fund

National Tax-Free Fund

National Tax-Free Money Market Fund

National Tax-Free Money Market Trust

Nebraska Tax-Free Fund

Opportunity Fund

Overland Express Sweep Fund

Overseas Fund

Prime Investment Money Market Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Disciplined Fund

Small Cap Growth Fund

Small Cap Opportunities Fund

Small Cap Value Fund

Small Company Growth Fund

Small Company Value Fund

Small/Mid Cap Value Fund

Specialized Financial Services Fund

Specialized Health Sciences Fund

Specialized Technology Fund

Stable Income Fund

Strategic Income Fund

Strategic Small Cap Value Fund

Total Return Bond Fund

Treasury Plus Money Market Fund

Ultra-Short Duration Bond Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

U.S. Value Fund

Value Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation Portfolio

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

Wells Fargo Variable Trust

VT Asset Allocation Fund

VT C&B Large Cap Value Fund

VT Discovery Fund

VT Equity Income Fund

VT International Master Fund

VT Large Company Master Fund

VT Large Company Growth Fund

VT Money Market Fund

VT Small/Mid Cap Value Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Total Return Bond Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Diversified Fixed Income Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio3

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Master Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Money Market Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 31, 2006

Appendix A amended: November 8, 2006

[3]	On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Portfolio, which is expected to commence operations on or about January 31, 2007.